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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2007

KELLY SERVICES, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084
(Address of principal executive offices)
(Zip Code)

(248) 362-4444
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act

         (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Kelly Services, Inc. (“the Company”) today announced that the Company has signed a definitive agreement to sell its Home Care Services business unit to ResCare, Inc. The sale of the Home Care Services business unit will generate cash proceeds of $12.5 million, and will result in a pretax gain of approximately $10 million, or approximately $6 million after tax. The transaction, which is not expected to have a material impact on 2007 earnings from operations or cash flows, is expected to close in the first quarter of 2007. A copy of the press release is attached as exhibit 99.1 herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

      99.1    Press Release dated February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: February 20, 2007

/s/ William K. Gerber
William K. Gerber

Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

Date: February 20, 2007

/s/ Michael E. Debs
Michael E. Debs

Senior Vice President and Corporate Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 20, 2007.